Exhibit 99.1

INSTALLED BUILDING PRODUCTS REPORTS RECORD RESULTS

FOR FIRST QUARTER 2020

Columbus, Ohio, May 8, 2020 Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced results for the first quarter ended March 31, 2020.

First Quarter 2020 Highlights (Comparisons are to Prior Year Period)

•	Net revenue increased 16.1% to a first quarter record of $397.3 million

•	Net income increased 81.0% to $16.0 million

•	Adjusted EBITDA* increased 37.9% to $49.2 million

•	Net cash provided by operating activities increased 126.0% to $35.9 million

•	Net income per diluted share increased 76.7% to $0.53

•	Adjusted net income per diluted share* increased 52.9% to $0.78

•	At March 31, 2020, IBP had $213.7 million in cash, and cash equivalents, and investments, and nothing drawn on its existing $200 million revolving line of credit

•

In March 2020, acquired Royals Commercial Services, Inc., a Maryland based provider of spray foam insulation and thermal barrier installation services primarily for commercial customers, with annual revenue of approximately $10.0 million

•	In March 2020, acquired a Chicago based shower, shelving, and mirror installer, with annual revenue of approximately $1.1 million

Recent Developments

•

Revenue for the month of April 2020 increased approximately 2% compared to the same period last year, even though 10% of our branches by revenue were closed during the month due to construction’s non-essential status in certain markets

•	Currently, markets representing less than 2% of revenue are closed due to construction’s non-essential status.

“The COVID-19 health crisis has created unprecedented social and economic challenges and our thoughts are with everyone impacted by the pandemic,” stated Jeff Edwards, Chairman and Chief Executive Officer. “We are focused on supporting our customers and employees across the country, while ensuring our business is well positioned to withstand the uncertainty caused by the COVID-19 crisis. Across our national footprint, our branches are following federal, state, and local requirements to protect the health and safety of our customers and employees.”

“During the first quarter, branches representing approximately 90% of our revenue were located in markets where construction has been deemed an essential business and these branches remain open and operational, however restrictions limiting the number of laborers on a jobsite and our social distancing practices have impacted both our volume of completed jobs and efficiencies across our single-family, multi-family and commercial end markets. We estimate that first quarter revenue was reduced by $2.0 - $2.5 million due to the COVID-19 health crisis. I am encouraged that monthly revenue for April 2020 increased approximately 2% compared to the previous year period, despite branch closures in certain markets due to construction’s non-essential status. Currently, approximately 98% of our branches by revenue are in markets where construction is deemed essential.”

“Single-family housing units under construction remain robust, which we believe supports over six months of industry backlog. Our strategies to expand our geographic footprint, and end market and product diversification have enhanced our local market presence and allows us to leverage our existing branch footprint during this uncertain time. Additionally, our acquisition pipeline remains strong, but we have temporarily delayed closing acquisitions until the economic environment stabilizes.”

“We entered the current market environment from a position of financial and operating strength. The 2020 first quarter was strong across our end markets and we achieved record first quarter revenue, earnings, and adjusted EBITDA. In addition, our balance sheet and access to capital is strong. During the quarter, we generated nearly $36 million of cash flow from operations, and at March 31, 2020 we had over $213.7 million of cash, and cash equivalents, and investments. We also have nothing drawn on our existing $200 million revolving line of credit. Our strong balance sheet, combined with our experienced leadership team, long-standing customer relationships, and asset light, high variable cost and diverse business model will allow IBP to navigate through this period of economic uncertainty,” concluded Mr. Edwards.

First Quarter 2020 Results Overview

For the first quarter of 2020, net revenue was $397.3 million, an increase of 16.1% from $342.1 million in the first quarter of 2019. On a same branch basis, net revenue improved 12.1% from the prior year quarter. Residential same branch sales growth was 9.7% in the quarter, attributable to price gains and more favorable customer and product mix, compared to a decline in total completions of 2.2%. Our large commercial construction end-market had organic growth of 14.1%.

Gross profit improved 30.0% to $116.3 million from $89.4 million in the prior year quarter. Adjusted gross profit* as a percent of total revenue was 29.3% which adjusts for the Company’s share-based compensation expense and branch start-up costs, compared to 26.2% for the same period last year. Selling and administrative expense, as a percent of net revenue, was 20.3% compared to 19.2% in the prior year quarter. Adjusted selling and administrative expense*, as a percent of net revenue, was 19.5% compared to 18.4% in the prior year quarter.

Net income was $16.0 million, or $0.53 per diluted share, compared to $8.8 million, or $0.30 per diluted share in the prior year quarter. Adjusted net income* was $23.2 million, or $0.78 per diluted share, compared to $15.3 million, or $0.51 per diluted share in the prior year quarter. Adjusted net income adjusts for the impact of non-core items in both periods and includes an addback for non-cash amortization expense related to acquisitions.

Adjusted EBITDA* was $49.2 million, a 37.9% increase from $35.7 million in the prior year quarter, largely due to higher sales and improved gross profit margin compared to the prior year quarter.

Conference Call and Webcast

The Company will host a conference call and webcast on May 8, 2020 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-300-8521 (domestic) or 412-317-6026 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through June 8, 2020, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 10143508.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 180 branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market, our financial and business model, the demand for our services and product offerings, the impact of the COVID-19 crisis on our business and end markets, expansion of our national footprint and end markets, diversification of our products, our ability to capitalize on the new home and commercial construction recovery, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, the impact of the COVID-19 crisis on our financial results and acquisition closings, and expectations for demand for our services and our earnings in 2020. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the duration, effect and severity of the COVID-19 crisis; the adverse impact of the COVID-19 crisis on our business and financial results, the economy and the markets we serve; general economic and industry conditions, the material price environment; the timing of increases in our selling prices, and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

*Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited, in thousands, except share and per share amounts)

	Three months ended March 31,
	2020	2019
Net revenue	$397,331	$342,135
Cost of sales	281,071	252,697

Gross profit	116,260	89,438
Operating expenses
Selling	20,355	17,130
Administrative	60,195	48,431
Amortization	6,680	5,888

Operating income	29,030	17,989
Other expense
Interest expense, net	7,358	5,676
Other	—	125

Income before income taxes	21,672	12,188
Income tax provision	5,684	3,354

Net income	$15,988	$8,834

Other comprehensive loss, net of tax:
Unrealized loss on cash flow hedge, net of tax benefit of $1,939 and $921 for the three months ended March 31, 2020 and 2019, respectively	(5,608)	(2,749)

Comprehensive income	$10,380	$6,085

Basic net income per share	$0.54	$0.30

Diluted net income per share	$0.53	$0.30

Weighted average shares outstanding:
Basic	29,722,444	29,679,884
Diluted	29,930,954	29,806,653

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$187,187	$177,889
Investments	26,487	37,961
Accounts receivable (less allowance for credit losses of $9,029 and $6,878 at March 31, 2020 and December 31, 2019, respectively)	245,469	244,519
Inventories	73,569	74,606
Other current assets	37,024	46,974

Total current assets	569,736	581,949
Property and equipment, net	106,262	106,410
Operating lease right-of-use assets	47,134	45,691
Goodwill	198,664	195,652
Intangibles, net	151,426	153,562
Other non-current assets	13,842	16,215

Total assets	$1,087,064	$1,099,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$24,241	$24,164
Current maturities of operating lease obligations	15,889	15,459
Current maturities of finance lease obligations	2,438	2,747
Accounts payable	90,708	98,871
Accrued compensation	32,264	33,636
Other current liabilities	36,025	39,272

Total current liabilities	201,565	214,149
Long-term debt	545,552	545,031
Operating lease obligations	30,741	29,785
Finance lease obligations	3,412	3,597
Deferred income taxes	6,759	9,175
Other long-term liabilities	53,238	47,711

Total liabilities	841,267	849,448
Commitments and contingencies
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at March 31 2020 and December 31, 2019, respectively	—	—
Common stock; $0.01 par value: 100,000,000 authorized, 32,961,777 and 32,871,504 issued and 29,662,312 and 30,016,340 shares outstanding at March 31, 2020 and December 31, 2019, respectively	330	329
Additional paid in capital	192,564	190,230
Retained earnings	188,169	173,371
Treasury stock; at cost: 3,299,465 and 2,855,164 shares at March 31, 2020 and December 31, 2019, respectively	(122,515)	(106,756)
Accumulated other comprehensive loss	(12,751)	(7,143)

Total stockholders’ equity	245,797	250,031

Total liabilities and stockholders’ equity	$1,087,064	$1,099,479

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three months ended March 31,
	2020	2019
Cash flows from operating activities
Net income	$15,988	$8,834
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	10,374	9,111
Amortization of operating lease right-of-use assets	4,207	3,798
Amortization of intangibles	6,680	5,888
Amortization of deferred financing costs and debt discount	325	282
Provision for credit losses	1,298	828
Gain on sale of property and equipment	(35)	(19)
Noncash stock compensation	2,681	2,022
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(1,000)	(3,704)
Inventories	1,411	799
Other assets	6,933	(1,048)
Accounts payable	(8,308)	(7,807)
Income taxes receivable/payable	5,649	2,746
Other liabilities	(10,291)	(5,841)

Net cash provided by operating activities	35,912	15,889

Cash flows from investing activities
Purchases of investments	(776)	(7,482)
Maturities of short term investments	12,275	7,530
Purchases of property and equipment	(9,919)	(8,658)
Acquisitions of businesses	(8,501)	(5,125)
Proceeds from sale of property and equipment	162	196
Other	(1,340)	(420)

Net cash used in investing activities	(8,099)	(13,959)

Cash flows from financing activities
Payments on term loan	—	(1,000)
Proceeds from vehicle and equipment notes payable	7,094	4,908
Debt issuance costs	(22)	—
Principal payments on long-term debt	(6,711)	(3,946)
Principal payments on finance lease obligations	(738)	(1,366)
Acquisition-related obligations	(2,378)	(2,818)
Repurchase of common stock	(15,759)	—
Surrender of common stock awards by employees	—	(4)

Net cash used in financing activities	(18,514)	(4,226)

Net change in cash and cash equivalents	9,299	(2,296)
Cash and cash equivalents at beginning of period	177,889	90,442

Cash and cash equivalents at end of period	$187,188	$88,146

Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$9,798	$5,816
Income taxes, net of refunds	37	737
Supplemental disclosure of noncash activities
Right-of-use assets obtained in exchange for operating lease obligations	5,612	3,851
Property and equipment obtained in exchange for finance lease obligations	343	1,108
Seller obligations in connection with acquisition of businesses	2,570	1,380
Unpaid purchases of property and equipment included in accounts payable	1,346	1,503

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting EBITDA, GAAP net income, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.

We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.

We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED NET INCOME CALCULATIONS

(unaudited, in thousands, except share and per share amounts)

The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended March 31,
	2020	2019
Net income, as reported	$15,988	$8,834
Adjustments for adjusted net income:
Share based compensation expense	2,681	1,938
Acquisition related expenses	683	588
Branch start-up costs [1]	—	261
Amortization expense [2]	6,680	5,888
Miscellaneous non-operating income	(279)	—
Tax impact of adjusted items at normalized tax rate [3]	(2,539)	(2,256)

Adjusted net income	$23,214	$15,253

Weighted average shares outstanding (diluted)	29,930,954	29,806,653
Diluted net income per share, as reported	$0.53	$0.30
Adjustments for adjusted net income, net of tax impact, per diluted share [4]	0.25	0.21

Diluted adjusted net income per share	$0.78	$0.51

[1]	Addback of costs related to organic branch expansion for Alpha locations
[2]	Addback of all non-cash amortization resulting from business combinations
[3]	Normalized effective tax rate of 26.0% applied to both periods presented
[4]	Includes adjustments related to the items noted above, net of tax

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED GROSS PROFIT CALCULATIONS

(unaudited, in thousands)

	Three months ended March 31,
	2020	2019
Gross profit	$116,260	$89,438
Share based compensation expense	96	78
Branch start-up costs [1]	—	261

Adjusted gross profit	$116,356	$89,777

Adjusted gross profit - % Total Revenue	29.3%	26.2%

[1]	Addback of costs related to organic branch expansion for Alpha locations

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS

(unaudited, in thousands)

	Three months ended March 31,
	2020	2019
Selling expense	$20,355	$17,130
Administrative expense	60,195	48,431

Selling and Administrative	$80,550	$65,561

Share based compensation expense	2,585	1,860
Acquisition related expenses	683	588

Adjusted Selling and Administrative	$77,282	$63,113

Adj. Selling and Administrative - % Total Revenue	19.5%	18.4%

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED EBITDA CALCULATIONS

(unaudited, in thousands)

	Three months ended March 31,
	2020	2019
Adjusted EBITDA:
Net income (GAAP)	$15,988	$8,834
Interest expense	7,358	5,676
Provision for income taxes	5,684	3,354
Depreciation and amortization	17,055	15,000
Miscellaneous non-operating income	(279)	—

EBITDA	45,806	32,864

Acquisition related expenses	683	588
Share based compensation expense	2,681	1,938
Branch start-up costs	—	261

Adjusted EBITDA	$49,170	$35,651

Adjusted EBITDA margin	12.4%	10.4%

INSTALLED BUILDING PRODUCTS, INC.

SUPPLEMENTARY TABLE

(unaudited)

	Three months ended March 31,
	2020	2019
Period-over-period Growth
Sales Growth	16.1%	13.4%
Same Branch Sales Growth	12.1%	7.4%

Single-Family Sales Growth	11.0%	14.4%
Single-Family Same Branch Sales Growth	5.9%	6.5%

Residential Sales Growth	14.2%	13.8%
Residential Same Branch Sales Growth	9.7%	7.0%

Same Branch Sales Growth
Volume Growth[1]	-0.2%	3.4%
Price/Mix Growth[1]	12.1%	4.1%
Large Commercial Construction Sales Growth	14.1%	6.6%

U.S. Housing Market[2]
Total Completions Growth	-2.2%	5.7%
Single-Family Completions Growth	2.4%	4.2%

[1]	Excludes the large commercial end market
[2]	U.S. Census Bureau data, as revised

INSTALLED BUILDING PRODUCTS, INC.

INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS

(unaudited, in thousands)

	Three months ended March 31,
	2020	% Total	2019	% Total
Revenue Increase
Same Branch	$41,447	75.1%	$22,294	55.2%
Acquired	13,749	24.9%	18,113	44.8%

Total	$55,196	100.0%	$40,407	100.0%

		Adj EBITDA Contribution		Adj EBITDA Contribution
Adjusted EBITDA
Same Branch	$11,286	27.2%	$2,346	10.5%
Acquired	2,234	16.3%	1,884	10.4%

Total	$13,520	24.5%	$4,230	10.5%

Source: Installed Building Products, Inc.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net